Exhibit 99.1
VOLCANO CORPORATION ANNOUNCES AGREEMENT TO ACQUIRE ATHEROMED
COMPANY’S PHOENIX® ATHERECTOMY SYSTEM EXPANDS VOLCANO’S PORTFOLIO OF PERIPHERAL THERAPEUTIC DEVICES

(SAN DIEGO, CA), May 27, 2014—Volcano Corporation (Nasdaq: VOLC), a leading developer and manufacturer of precision guided therapy tools designed to enhance the diagnosis and treatment of coronary and peripheral vascular disease, said today it has signed an agreement to acquire AtheroMed, Inc., a privately-held company that has developed the Phoenix® Atherectomy System used in the treatment of peripheral artery disease (PAD).
The Phoenix, which received 510(k) clearance in January 2014 and has a CE Mark, enables physicians to treat PAD with a low profile peripheral atherectomy catheter that continuously removes diseased material as it is debulked. The device has reimbursement in the U.S. and select countries in Europe.
Under terms of the agreement, Volcano will pay $115.0 million in cash at closing, which is expected to occur in the current quarter. In addition, Volcano will make a $15 million milestone payment if a Phoenix device currently before the FDA receives clearance by November 15, 2014. This application covers design for manufacturing improvements to the currently approved device. In addition, the agreement calls for potential future revenue-based milestone payments by Volcano to AtheroMed.
The Phoenix is a peripheral atherectomy system that has been designed to provide physicians with a safe, versatile, easy to use primary therapy for treating PAD to restore blood flow to the ankle and foot. The over-the-wire system uses a rotating, front-cutting element located at the distal tip of the catheter to shave material directly into the catheter. The debulked material is then continuously captured and removed by an internal Archimedes Screw running the length of the catheter. The device is available in multiple sizes to treat diseased vessels both above and below the knee.
It is estimated that the global atherectomy market is in the range of $350-$400 million and growing at least seven percent annually.
“This transaction is an important milestone in Volcano’s strategy to offer a growing and diversified portfolio of therapeutic devices that provide clinical and economic benefits as we continue our evolution from a leader in coronary and peripheral intravascular imaging and physiology to a company providing a broad range of diagnostic and therapeutic solutions,” said Scott Huennekens, president and chief executive officer.
“The Phoenix System is a technology-leading device that enhances our presence in a growing peripheral market where we will be offering three highly differentiated therapeutic devices—the Phoenix, Pioneer Re-Entry catheter and Crux vena cava filter—the latter two of which we acquired in the past 18 months,” he added.
“We believe the potential of Phoenix to both grow the atherectomy market and achieve a strong market share position will facilitate our revenue, gross margin and operating income expansion goals,” Huennekens noted.

Huennekens said the company plans to initiate a limited market release of the Phoenix by the end of 2014 and a full market release in early 2015. The company plans to initiate manufacturing at AtheroMed’s facility in Menlo Park, California, but will transition manufacturing activities to Volcano’s manufacturing facility in Costa Rica in late 2015.
“Phoenix is a unique atherectomy device in that it continuously cuts, captures and clears debris without the need for capital equipment,” said Neil Hattangadi, MD, Volcano’s executive vice president, peripheral vascular and global clinical affairs. “Data from the pivotal Endovascular Atherectomy Safety and Effectiveness (EASE) study demonstrated a high level of safety and effectiveness, with 95.1 percent of the lesions treated achieving technical success and 94.3 percent of patients free from major adverse events at 30 days. We believe these kinds of results, combined with its ease of use and versatility in treating a broad range of lesion types and vessel diameters, position the Phoenix to achieve a significant market share position in PAD therapy, especially below the knee. Importantly, we see strong synergy with our peripheral IVUS (Intravascular Imaging), FFR(Fractional Flow Reserve) and SyncVision Co-Registration technologies that will provide compelling clinical value and differentiation in the atherectomy market,” he added.
“We are delighted to be joining Volcano to advance this important treatment of PAD, which affects more than 18 million patients in the U.S.,” said Mike MacKinnon, president and chief executive officer of AtheroMed. “Volcano has built a strong and rapidly growing presence in the peripheral therapeutic arena and we believe their manufacturing, distribution and clinical capabilities will establish a strong market presence for the Phoenix System,” he stated.
Volcano said based on anticipated costs related to the commercialization of the Phoenix System, it believes this transaction on a stand-alone basis will be dilutive for two years post-closing. However, these expenses of approximately $7.0 million in 2014 will be offset by a reprioritization of spending in other areas of the company. As a result, on a before purchase accounting basis, the company is not changing its operating expense outlook for 2014, or GAAP and non-GAAP EPS guidance for the second quarter and all of 2014. For 2015, the company expects operating margin dilution of this transaction on a stand-alone basis, before purchase accounting, will be approximately $12.0-$13.0 million. However, the company believes that a significant portion of this dilution will be covered by a reprioritization of existing projects.
Conference Call
The company will hold a conference call to discuss the AtheroMed transaction today, May 27, at 1:30 p.m., Pacific Daylight Time (4:30, Eastern Daylight Time). The can be accessed by calling (631) 291-4555, passcode 52083889, or via the company’s website at www.volcanocorp.com A replay of the call will be available through Friday, May 30, by dialing (404) 537-3406, passcode 52083889, and via the company’s website.
About Volcano Corporation
Volcano Corporation is revolutionizing the medical device industry with a broad suite of technologies that make imaging and therapy simpler, more informative and less invasive. Our products empower physicians around the world with a new generation of analytical tools that deliver more meaningful information. Founded in cardiovascular care and expanding into other specialties, Volcano is changing the assumption about what is possible in improving patient outcomes by combining imaging and therapy together. For more information, visit the company’s website at www.volcanocorp.com.

About AtheroMed
AtheroMed, Inc., a privately-held medical device company based in Menlo Park, CA, is dedicated to developing innovative technology for treating peripheral artery disease to quickly, safely and effectively restore blood flow and improve the lives of the 18 million Americans suffering PAD and save the limbs of the 3.5 million Americans with Critical Limb Ischemia (CLI), the most severe form of PAD. Major investors in AtheroMed include U.S. Venture Partners, Kaiser Permanente and The Vertical Group.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release regarding Volcano’s or AtheroMed’s business that are not historical facts may be considered “forward-looking statements,” including, but not limited to, statements regarding the expected closing of the AtheroMed acquisition; statements regarding milestone payments and additional payments that Volcano may be obligated to make in connection with the AtheroMed acquisition; statements regarding Volcano’s manufacturing and commercialization objectives and timelines regarding the AtheroMed products; statements regarding Volcano’s intention to seek regulatory approval to market the Phoenix System in combination with Volcano’s IVUS technology; statements regarding the PAD market size, potential population and mortality; statements regarding the design, capabilities and advantages of the Phoenix System, both independently and in combination with Volcano’s IVUS, FFR or SyncVision technologies; statements regarding Volcano’s growth strategy and the ability of AtheroMed products to help Volcano achieve that strategy. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that may cause Volcano’s results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ include the risk that the transaction described above is not completed; the risk that the benefits of the transaction described above are not realized; the risk that Volcano’s financial projections may turn out to be inaccurate or Volcano may encounter unanticipated difficulty in achieving these projections; the effect of competitive factors and Volcano’s reactions to these factors; purchasing decisions with respect to Volcano’s products; the pace and extent of market adoption of Volcano’s products or devices; the success of Volcano’s growth strategies; risks associated with Volcano’s international operations; timing and achievement of product development milestones; the outcome of ongoing or future litigation; the impact and benefits of market development; Volcano’s ability to protect its intellectual property; dependence upon third parties; unexpected new data, safety and technical issues; market conditions; and other risks inherent to medical device development and commercialization. These and additional risks and uncertainties are more fully described in Volcano’s filings made with the Securities and Exchange Commission, including Volcano’s most recent quarterly report on Form 10-Q, and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano disclaims any obligation to update any forward-looking statements to reflect new information events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact Information:
Investors:
John Dahldorf
Chief Financial Officer
Volcano Corporation
(858) 720-4020
or
Neal Rosen
(650) 458-3014

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